Exhibit 21

Active Subsidiaries
Subsidiary Information System
As of: February 26, 2019

The following subsidiaries are wholly-owned by the registrant or another subsidiary of the Registrant.

Academia de Negocios S/C Ltda.
Administradora Dart, S. de R.L. de C.V
Armand Dupree, Inc.
Avroy Shlain Cosmetics (Botswana) (Pty) Ltd.
Avroy Shlain Cosmetics (Namibia) (Pty) Ltd.
Avroy Shlain Cosmetics (Pty) Ltd.
BBVA Bancomer Trust
BC International Cosmetic & Image Services
BeautiControl Cosméticos Do Brasil Ltda
BeautiControl, Inc.
Beauty Products, Inc.
CAV Sul Centro de Apoio de Vendas de Produtos
Centro de Distribuicao Mineira de Produtos de Plasticos Ltda.
Centro de Distribuicao RS Ltda.
Centro Oeste Distribuidora de Produtos
CH Laboratories Pty Ltd
Corcovado-Plast Distribuidora de Artigos Domesticos Ltda
Cosmetic Manufacturers Pty. Ltd.
Dart de Venezuela, C.A.
Dart do Brasil Industria e Comercio Ltd
Dart Industries (New Zealand) Limited
Dart Industries Hong Kong Limited
Dart Industries Inc.
Dart Manufacturing India Pvt. Ltd.
Dart, S.A. de C.V.
Dartco Manufacturing Inc.
Deerfield Cinque Terre, LLC
Deerfield Crosslands, LLC
Deerfield Land Corporation
Diecraft Australia Pty. Ltd.
Distribuidora Baiana de Produtos Plasticos Ltda.
Distribuidora Comercial Nordeste de Produtos Plasticos Ltda.
Distribuidora Comercial Paulista de Plasticos Ltda.
Distribuidora Esplanada de Produtos Plasticos Ltda.
FC Mexican Consulting, S. de R.L. de R.L. de C.V.
Fuller Beauty Cosmetics de México, S.
Fuller Beauty Cosmetics S. C.V.
Fuller Beauty Cosmetics Trainee, S. de R.L. de C.V.
Fuller Cosmetics - Venda Direta de Cosmeticos ltda.
Fuller Cosmetics, S.A. de C.V.
House of Fuller S de RL de CV
Inmobiliaria Meck-Mex SA de CV
International Investor, Inc.
Inversiones TWPT, C.A.
Latin America Investments, Inc.
Newco Logistica e Participacoes Ltda.
NM Holdings (New Zealand)
NuMet Holdings Pty. Ltd.
Nutrimetics Australia Pty. Ltd.
Nutrimetics France SAS
Nutri-Metics Holding France SASU
Nutri-metics International (Greece) A.E
Nutrimetics International (NZ) Limited

Exhibit 21

Active Subsidiaries
Subsidiary Information System
As of: February 26, 2019

Nutrimetics International (UK) Limited
Nuvo Cosmeticos S.A.
Osceola Corporate Center Master Own
Premiere Brands International B.V.
Premiere Brands International C.V.
Premiere Brands International Coöperertief U.A.
Premiere Brands International Holding
Premiere Brands International LLC
Premiere Brands LLC
Premiere Products Brands of Canada, Ltda.
Premiere Products, Inc.
Premiere Servicios de AdministracionS S. de R.L.
Probemex S.A. de C.V.
PT Cahaya Prestasi Indonesia
PT Tupperware Indonesia
Servicios Administrativos Fuller, S. de R.L. de C.V.
Tupperware (China) Company Limited
Tupperware (Portugal) Artigos Domesticos, Ltda.
Tupperware (Suisse) SA
Tupperware Articulos Domesticos, S.L.
Tupperware Asia Pacific Holdings Private Limited
Tupperware Bangladesh Private Limited
Tupperware Belgium N.V.
Tupperware Brands Argentina S.A.
Tupperware Brands Asia Pacific Pte. Ltd.
Tupperware Brands Corporation
Tupperware Brands Financing B.V.
Tupperware Brands Foundation
Tupperware Brands Japan Ltd.
Tupperware Brands Korea Ltd.
Tupperware Brands Latin America Holdings, LLC
Tupperware Brands Malaysia Sdn. Bhd.
Tupperware Brands Mexico, S. de R.L. de C.V.
Tupperware Bulgaria Ltd.
Tupperware Colombia S.A.S.
Tupperware Czech Republic, spol. s.r.o
Tupperware d.o.o.
Tupperware de El Salvador, S.A. de C.
Tupperware de Guatemala, S.A.
Tupperware Del Ecuador Cia. Ltda.
Tupperware Deutschland GmbH
Tupperware Distributors, Inc.
Tupperware East Asia, LLC
Tupperware Eastern Europe s.r.l.
Tupperware Egypt Ltd
Tupperware Espana, S.A.
Tupperware Europe, Africa and Middle East
Tupperware Finance Company B. V.
Tupperware Finance Holding Company
Tupperware France S.A.
Tupperware General Services N.V.
Tupperware Global Center SARL
Tupperware Hellas S.A.I.C.
Tupperware Holdings South Africa (Pty) Ltd.
Tupperware Home Parties, LLC

Exhibit 21

Active Subsidiaries
Subsidiary Information System
As of: February 26, 2019

Tupperware Honduras, S. de R.L.
Tupperware Hungary Kft.
Tupperware Iberica S.A.
Tupperware India Private Limited
Tupperware International Capital Limited
Tupperware International Holdings Corporation
Tupperware Israel Ltd.
Tupperware Italia S.p.A.
Tupperware Kazakhstan Limited Liability Partnership
Tupperware Morocco
Tupperware Nederland B.V.
Tupperware New Zealand Staff Superannuation Plan
Tupperware Nordic A/S
Tupperware Osterreich G.m.b.H.
Tupperware Panama, S.A.
Tupperware Polska Sp.z o.o.
Tupperware Products S.A.
Tupperware Products, Inc.
Tupperware Products, Inc. Wilmington
Tupperware Services, Inc.
Tupperware Singapore Pte. Ltd.
Tupperware Southern Africa (Proprietary) Limited
Tupperware Trading Services (Shenzhen Co., Ltd.)
Tupperware Turkey, Inc. Istanbul Turkiye Subesi
Tupperware U.S., Inc.
Tupperware Ukraine, LLC
Tupperware United Kingdom & Ireland
Tupperware Vietnam LLC
Tupperware, Industria Lusitana de Artigos Domesticos
Tupperware, LLC
TWP S.A.
Uniao Norte Distribuidora de Produtos
Uniao Sul Comercial

All subsidiaries listed above are included in the consolidated financial statements of the Registrant as consolidated subsidiaries, except for subsidiaries owned 50% or less.